UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported) February 10, 2009

THE PROCTER & GAMBLE COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01 OTHER EVENTS	3
SIGNATURE	4
EXHIBIT INDEX	5
EX-99.1
EX-99.2
EX-99.3
EX-23

ITEM 8.01	OTHER EVENTS

As disclosed in its most recent Form 10-Q for the quarter ended December 31, 2008, The Procter & Gamble Company (the “Company”) completed the divestiture of its coffee business in November 2008 through the merger of its Folgers coffee subsidiary into The J.M. Smucker Company (“Smucker”) in an all-stock reverse Morris Trust transaction. In connection with the merger, 38.7 million shares of P&G common stock were tendered by the Company’s shareholders and exchanged for all shares of Folgers common stock. Pursuant to the merger, a Smucker subsidiary merged with and into Folgers, and Folgers became a wholly owned subsidiary of Smucker.

Historically, the Company’s coffee business was part of its Snacks, Coffee and Pet Care reportable segment, as well as the coffee portion of the P&G Professional (PGP) business which is included in the Fabric Care and Home Care reportable segment. In accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company is now required to present the results of Folgers as discontinued operations. As such, the Company has amended its previously filed Consolidated Financial Statements and accompanying footnotes to exclude the results of Folgers from both continuing operations and segment results for the years ended June 30, 2008, 2007 and 2006.

This Form 8-K provides revised (1) Management’s Discussion and Analysis (MD&A) and (2) Consolidated Financial Statements and accompanying footnotes.

Exhibit 99.1 provides a revised Management’s Discussion and Analysis (MD&A); Exhibit 99.2 provides revised Consolidated Financial Statements and accompanying footnotes; Exhibit 99.3 provides an updated report of the independent registered public accountant; and Exhibit 23 provides the Consent of Deloitte & Touche LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:	/S/ E.J. Wunsch
E.J. Wunsch Assistant Secretary
February 10, 2009

EXHIBIT(S)

99.1	Revised Management’s Discussion and Analysis

99.2	Revised Consolidated Financial Statements and Accompanying Footnotes

99.3	Updated Report of the Independent Registered Public Accountant

23	Consent of Deloitte & Touche LLP